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                                                                      Exhibit 23


                        CONSENT OF WOLF & COMPANY, P.C.

We consent to incorporation by reference in the Registration Statement
(No. 333-87729) on Form S-8 of Artificial Life, Inc. of our report dated March, 23, 2001, on the consolidated balance sheets of Artificial Life, Inc. as of December 31, 1999 and 2000, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000, which report appears in the December 31, 2000 Annual Report on Form 10-K of Artificial Life, Inc.


Wolf & Company, P.C.
Boston, Massachusetts
March 23, 2001